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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8 No. 33-_________) pertaining to the PMT Services, Inc. 1997 Nonqualified Stock Option Plan, 1994 Non-Employee Director Stock Option Plan and 1994 Incentive Stock Plan and to the incorporation by reference therein of our report dated February 17, 1998 with respect to the consolidated financial statements and schedule of NOVA Corporation included or incorporated by reference in NOVA's Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                    /s/ Ernst & Young LLP

Atlanta, Georgia
September 29, 1998